Exhibit 16.1

December 9, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read Global Axcess Corp.’s statements included under Item 4.01 of its Form 8-K/A filed on December 9, 2010 and we agree with such statements concerning our firm.

/s/Kirkland, Russ, Murphy & Tapp, P.A.